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                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
          (To Prospectus and Prospectus Supplement dated July 7, 1997)
                                     Prospectus number: 1646


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:            $30,000,000


CUSIP NUMBER:                59018S ZU1


INTEREST RATE:               5.56000%


ORIGINAL ISSUE DATE:         February 6, 1998


STATED MATURITY DATE:        February 8, 1999


INTEREST PAYMENT DATES:      Interest pays on the Stated Maturity Date, subject to Following Business Day
                             Convention.


REPAYMENT AT THE OPTION OF
THE HOLDERS:                 The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION OF
THE COMPANY:                 The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                        The Notes are being issued in fully registered book-entry form.


TRUSTEE:                     The Chase Manhattan Bank


DATED:                       February 4, 1998


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